UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 29, 2009

Commission File Number: 000-130344

NOVORI INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE
(state or other jurisdiction of incorporation or organization)

Suite 206 – 5550 152nd Street,
Surrey, British Columbia, Canada, V3S 5J9
(Address of principal executive offices)

 (778) 571-0880
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As a result of a merger between Novori Inc. (the “Registrant”) and its subsidiary, Aeon Holdings Inc. The Registrant changed its name to “Aeon Holdings Inc.”. The name change will take effect at the open of business on January 30, 2009.

The Registrant’s symbol on the Over the Counter Bulletin Board will be changed to “AEOH” on the same date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	NOVORI INC.
(Registrant)

By:	/s/ Harold Schaffrick
Harold Schaffrick, President and Chief Executive Officer